EXHIBIT 10.2.12

January 6, 2025

EVOLUTION PETROLEUM CORPORATION

EVOLUTION PETROLEUM OK, INC.

NGS TECHNOLOGIES, INC.

EVOLUTION ROYALTIES, INC.

EVOLUTION PETROLEUM WEST, INC.

1155 Dairy Ashford Rd. Suite 425

Houston, Texas 77079

Attention:  Kelly Loyd

E-mail:  kloyd@evolutionpetroleum.com

Re:

Credit Agreement dated as of April 11, 2016, as amended, by and among EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“EPC”), EVOLUTION PETROLEUM OK, INC., a Texas corporation (“Evolution Texas”), NGS TECHNOLOGIES, INC., a Delaware corporation (“NGS”), EVOLUTION ROYALTIES, INC., a Delaware corporation (“Evolution Royalties”; EPC, Evolution Texas, NGS, and Evolution Royalties are collectively referred to herein as the “Original Borrowers”), EVOLUTION PETROLEUM WEST, INC., a Delaware corporation (“Evolution West”; Evolution West and the Original Borrowers are collectively referred to herein as the “Borrowers”) and MIDFIRST BANK, a federally chartered savings association (“MidFirst”):

Dear Mr. Loyd:

MidFirst is reducing the MFB Margined Collateral Value to $65,000,000 in connection with the fall of 2024 redetermination of the Borrowing Base referenced in the Credit Agreement.  Accordingly, such a reduction in the MFB Margined Collateral Value necessitates an increase in the minimum required hedging from 25% to 50% pursuant to Section 7.18 of the Credit Agreement.

Notwithstanding the foregoing, the Borrower and MidFirst hereby agree that the Borrower may satisfy the requirements of Section 7.18 of the Credit Agreement by either (a) making one or more principal payments to MidFirst in aggregate amount such that the Utilization Percentage shall no longer exceed 50%, or (b) entering into (an thereafter maintaining in effect) one or more Swap Contracts to the extent necessary to cause the Borrower to be in compliance with Section 7.18, in either case, by no later than March 7, 2025 (the ”Compliance Alternatives”).

The Compliance Alternatives shall not extend to any other changes to the MFB Margined Collateral Value (or any other component of the Required Hedging Percentage) triggering an increase to the hedging required by Section 7.18 of the Credit Agreement, and such Compliance Alternatives is granted without prejudice to, and does not constitute a waiver or release of, the Borrowers’ obligations pursuant to Section 7.18 of the Credit Agreement.

Executed this 6th day of January, 2025.

Respectfully submitted,

MIDFIRST BANK, a federally chartered savings bank

By:Chay Kramer

Title:Vice President

20678967.1:613505.02679

ACKNOWLEDGED, AGREED AND ACCEPTED, this   6th   day of   January  , 2025.

EVOLUTION PETROLEUM CORPORATION, a Nevada corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION PETROLEUM OK, INC., a Texas corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

NGS TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION ROYALTIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION PETROLEUM WEST, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

20678967.1:613505.02679